FOR IMMEDIATE RELEASE

NORWOOD FINANCIAL CORP. ANNOUNCES FIRST QUARTER EARNINGS

Honesdale, Pennsylvania - April 22, 2015

Lewis J. Critelli, President and Chief Executive Officer of Norwood Financial Corp. (Nasdaq Global Market – NWFL) and its subsidiary, Wayne Bank, announced earnings of $2,041,000 for the three months ended March 31, 2015 which represents an increase of 3.9% from the $1,964,000 recorded during the same three-month period of last year.  Earnings per share on a fully diluted basis were $.55 in the first quarter of this year compared to $.54 in the first quarter of 2014.  The annualized return on average assets was 1.15% in the first quarter of 2015 and the annualized return on average equity was 8.22%.

Total assets were $734.4 million as of March 31, 2015, an increase of $31.2 million, or 4.4%, compared to the prior year total.  Total loans increased $22.9 million compared to March 31, 2014 consisting of a $16.6 million increase in commercial lending and $6.3 million of growth in retail loans.  Commercial financing increased $17.8 million, installment loans grew $5.2 million and residential mortgage loan balances increased $1.1 million during the first quarter, while construction loans decreased $1.2 million.  Total deposits increased $30.1 million over the past twelve months which consists of a $13.2 million increase in time deposits, $8.9 million of growth in interest-

bearing demand and savings deposits, and an $8.0 million increase in non-interest bearing demand deposits.  Stockholders’ equity increased $6.3 million during the past year, due principally to the retention of earnings and an increase in accumulated other comprehensive income.

Non-performing assets totaled $7.4 million or 1.01% of total assets at March 31, 2015 comprised of $5.7 million of non-performing loans and $1.7 million of foreclosed real estate owned, compared to $9.3 million of non-performing assets or 1.31% of total assets at December 31, 2014. The decrease recorded during the quarter includes a $2.0 million reduction in foreclosed real estate owned due primarily to the disposition of a property with a carrying value of $1.9 million at December 31, 2014.  As of March 31, 2014, non-performing assets totaled $10.9 million.  Net charge-offs for the three-month period ending March 31, 2015 were $488,000 compared to $400,000 of net charge-offs in the first quarter of last year.  Based on the current composition of the loan portfolio, management determined that it would be prudent to provide additional reserves and added $620,000 to the allowance for loan losses in the current period compared to $420,000 during the same period of last year.  The increase in the provision for loan losses reflects the higher level of net charge-offs and the significant loan growth recorded in the first quarter of this year.  The allowance for loan losses was 1.16% of total loans outstanding on March 31, 2015 compared to 1.17% on December 31, 2014 and 1.15% on March 31, 2014.

Net interest income (fully taxable equivalent) was $6,602,000 during the first quarter of 2015 which is $140,000 higher than the comparable three-month period of last year.  The net interest margin was positively impacted by several non-recurring events in the first quarter, including earnings on two loans returned to accrual status and a special cash dividend from the Federal Home Loan Bank.  A $5.4 million increase in average loans outstanding also added to the improved margin.  The yield on interest-earning assets increased six basis points compared to the prior quarter while the cost of funds decreased one basis point.  As a result, the net interest margin (fte) improved from 3.87% to 3.94% compared to the quarter ended December 31, 2014.  In comparison to the quarter ended March 31, 2014, the net interest margin (fte) increased from 3.91% to 3.94%.

Other income totaled $1,279,000 in the first quarter of 2015 compared to $1,053,000 during the same period of last year.  During the current period, the Company recognized a net gain of $311,000 from the sale of securities compared to $95,000 in the prior-year period.  All other components of other income increased $10,000, net.

Operating expenses totaled $4,187,000 in the first quarter and were $55,000 higher than the same period of last year.  Foreclosed real estate costs were $93,000 higher than the same period of last year due primarily to a $64,000 loss on the disposition of a commercial property.  All other operating costs decreased $38,000, net.

Mr. Critelli stated that “Our first quarter results provide a good start for 2015.  Net interest income improved over the prior quarter and the same period of last year due to a significant amount of loan growth, while operating expenses remain well controlled.  Working with borrowers experiencing cash flow pressure will remain a top priority as we make our way through this difficult economic environment.  We expect that stress on loan quality will continue into 2015.  Our net interest margin exceeds peer banks, core operating expenses are well controlled and our capital base remains above regulatory “well capitalized” targets.  We continue to search out opportunities available to us, and we look forward to serving our growing base of stockholders and customers as the local economy in Northeast Pennsylvania rebounds from the extended economic downturn.”

Norwood Financial Corp. is the parent company of Wayne Bank which operates from fifteen offices throughout Wayne, Pike, Monroe and Lackawanna Counties, Pennsylvania.  The Company’s stock is traded on the Nasdaq Global Market under the symbol “NWFL”.

Forward-Looking Statements.

The Private Securities Litigation Reform Act of 1995 contains safe harbor provisions regarding forward-looking statements.  When used in this discussion, the words “believes”, “anticipates”, “contemplates”, “expects”, and similar expressions are intended to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected.  Those risks and uncertainties include changes in federal and state laws, changes in interest rates, the ability to control costs and expenses, demand for real estate and general economic conditions.  The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

This release references tax-equivalent net interest income, which is a non-GAAP (Generally Accepted Accounting Principles) financial measure.  Tax-equivalent net interest income is derived from GAAP using an assumed tax rate of 34%.  We believe the presentation of net interest income on a tax–equivalent basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.  The following reconciles net interest income to net interest income on a fully taxable equivalent basis:

(dollars in thousands)	Three months ended March 31,
	2015	2014
Net interest income	$6,307	$6,145
Tax equivalent basis adjustment using 34% marginal tax rate	295	317
Net interest income on a fully taxable equivalent basis	$6,602	$6,462

Contact:  William S. Lance
               Executive Vice President &
               Chief Financial Officer
               Norwood Financial Corp
               570-253-8505
               www.waynebank.com

NORWOOD FINANCIAL CORP.
Consolidated Balance Sheets
(dollars in thousands, except share data)
(unaudited)
	March 31
	2015	2014
ASSETS
Cash and due from banks	$7,658	$8,607
Interest-bearing deposits with banks	11,969	142
Cash and cash equivalents	19,627	8,749

Securities available for sale	155,674	156,165
Securities held to maturity, fair value 2014: $176	-	175
Loans receivable	518,961	496,016
Less: Allowance for loan losses	6,007	5,727
Net loans receivable	512,954	490,289
Regulatory stock, at cost	1,838	2,741
Bank premises and equipment, net	6,632	7,031
Bank owned life insurance	18,417	17,930
Foreclosed real estate owned	1,698	1,364
Accrued interest receivable	2,329	2,330
Goodwill	9,715	9,715
Other intangible assets	361	477
Deferred tax asset	3,308	4,294
Other assets	1,806	1,974
TOTAL ASSETS	$734,359	$703,234

LIABILITIES
Deposits:
Non-interest bearing demand	$101,423	$93,400
Interest-bearing	468,783	446,676
Total deposits	570,206	540,076
Short-term borrowings	30,581	40,373
Other borrowings	27,807	23,373
Accrued interest payable	955	973
Other liabilities	4,359	4,239
TOTAL LIABILITIES	633,908	609,034

STOCKHOLDERS' EQUITY
Common Stock, $.10 par value, authorized 10,000,000 shares
issued: 2015: 3,718,018 shares; 2014: 3,708,718 shares	372	371
Surplus	35,239	35,050
Retained earnings	64,975	61,671
Treasury stock, at cost: 2015: 38,972 shares, 2014: 71,297 shares	(1,046)	(1,892)
Accumulated other comprehensive income (loss)	911	(1,000)
TOTAL STOCKHOLDERS' EQUITY	100,451	94,200

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$734,359	$703,234

NORWOOD FINANCIAL CORP.
Consolidated Statements of Income
(dollars in thousands, except per share data)
(unaudited)
	Three Months Ended March 31
	2015	2014
INTEREST INCOME
Loans receivable, including fees	$6,061	$5,980
Securities	1,023	987
Other	4	1
Total Interest income	7,088	6,968

INTEREST EXPENSE
Deposits	604	635
Short-term borrowings	12	22
Other borrowings	165	166
Total Interest expense	781	823
NET INTEREST INCOME	6,307	6,145
PROVISION FOR LOAN LOSSES	620	420
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,687	5,725

OTHER INCOME
Service charges and fees	572	576
Income from fiduciary activities	105	104
Net realized gains on sales of securities	311	95
Gains on sales of loans, net	18	39
Earnings and proceeds on life insurance policies	165	168
Other	108	71
Total other income	1,279	1,053

OTHER EXPENSES
Salaries and employee benefits	2,137	2,165
Occupancy, furniture and equipment	556	578
Data processing related	234	212
Taxes, other than income	175	165
Professional Fees	183	165
FDIC Insurance assessment	95	114
Foreclosed real estate owned	158	65
Other	649	668
Total other expenses	4,187	4,132

INCOME BEFORE TAX	2,779	2,646
INCOME TAX EXPENSE	738	682
NET INCOME	$2,041	$1,964

Basic earnings per share	$0.55	$0.54

Diluted earnings per share	$0.55	$0.54

NORWOOD FINANCIAL CORP.
Financial Highlights (Unaudited)
(dollars in thousands, except per share data)

For the Three Months Ended March 31	2015	2014

Net interest income	$6,307	$6,145
Net income	2,041	1,964

Net interest spread (fully taxable equivalent)	3.80%	3.77%
Net interest margin (fully taxable equivalent)	3.94%	3.91%
Return on average assets	1.15%	1.13%
Return on average equity	8.22%	8.46%
Basic earnings per share	$0.55	$0.54
Diluted earnings per share	$0.55	$0.54

As of March 31

Total assets	$734,359	$703,234
Total loans receivable	518,961	496,016
Allowance for loan losses	6,007	5,727
Total deposits	570,206	540,076
Stockholders' equity	100,451	94,200
Trust assets under management	134,391	129,739

Book value per share	$27.38	$25.88
Equity to total assets	13.68%	13.40%
Allowance to total loans receivable	1.16%	1.15%
Nonperforming loans to total loans	1.11%	1.92%
Nonperforming assets to total assets	1.01%	1.55%

NORWOOD FINANCIAL CORP.
Consolidated Balance Sheets (unaudited)
(dollars in thousands)
	March 31	December 31	September 30	June 30	March 31
	2015	2014	2014	2014	2014
ASSETS
Cash and due from banks	$7,658	$8,081	$13,105	$12,196	$8,607
Interest-bearing deposits with banks	11,969	4,295	158	3,182	142
Cash and cash equivalents	19,627	12,376	13,263	15,378	8,749

Securities available for sale	155,674	156,395	158,701	154,925	156,165
Securities held to maturity	-	-	-	-	175
Loans receivable	518,961	501,135	500,844	502,316	496,016
Less: Allowance for loan losses	6,007	5,875	5,651	5,611	5,727
Net loans receivable	512,954	495,260	495,193	496,705	490,289
Regulatory stock, at cost	1,838	1,714	3,210	2,437	2,741
Bank owned life insurance	18,417	18,284	18,143	18,002	17,930
Bank premises and equipment, net	6,632	6,734	6,825	6,910	7,031
Foreclosed real estate owned	1,698	3,726	4,962	4,293	1,364
Goodwill and other intangibles	10,076	10,104	10,133	10,161	10,192
Other assets	7,443	7,042	7,783	8,051	8,598
TOTAL ASSETS	$734,359	$711,635	$718,213	$716,862	$703,234

LIABILITIES
Deposits:
Non-interest bearing demand	$101,423	$98,064	$102,343	$103,954	$93,400
Interest-bearing deposits	468,783	461,880	445,995	450,760	446,676
Total deposits	570,206	559,944	548,338	554,714	540,076
Other borrowings	58,388	47,895	67,296	60,992	63,746
Other liabilities	5,314	4,755	5,172	4,954	5,212
TOTAL LIABILITIES	633,908	612,594	620,806	620,660	609,034

STOCKHOLDERS' EQUITY	100,451	99,041	97,407	96,202	94,200

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$734,359	$711,635	$718,213	$716,862	$703,234

NORWOOD FINANCIAL CORP.
Consolidated Statements of Income (unaudited)
(dollars in thousands, except per share data)
	March 31	December 31	September 30	June 30	March 31
Three months ended	2015	2014	2014	2014	2014
INTEREST INCOME
Loans receivable, including fees	$6,061	$5,954	$5,972	$5,933	$5,980
Securities	1,023	940	968	1,025	987
Other	4	4	1	2	1
Total interest income	7,088	6,898	6,941	6,960	6,968

INTEREST EXPENSE
Deposits	604	611	600	618	635
Borrowings	177	182	187	187	188
Total interest expense	781	793	787	805	823
NET INTEREST INCOME	6,307	6,105	6,154	6,155	6,145
PROVISION FOR LOAN LOSSES	620	420	420	420	420
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	5,687	5,685	5,734	5,735	5,725

OTHER INCOME
Service charges and fees	572	604	587	583	576
Income from fiduciary activities	105	109	125	99	104
Net realized gains on sales of securities	311	265	301	509	95
Gains (losses) on sales of loans, net	18	82	(15)	26	39
Earnings and proceeds on life insurance policies	165	171	170	175	168
Other	108	96	94	76	71
Total other income	1,279	1,327	1,262	1,468	1,053

OTHER EXPENSES
Salaries and employee benefits	2,137	2,252	2,028	2,172	2,165
Occupancy, furniture and equipment, net	556	516	505	518	578
Foreclosed real estate owned	158	822	271	396	65
FDIC insurance assessment	95	100	104	102	114
Other	1,241	1,307	1,216	1,285	1,210
Total other expenses	4,187	4,997	4,124	4,473	4,132

INCOME BEFORE TAX	2,779	2,015	2,872	2,730	2,646
INCOME TAX EXPENSE	738	474	754	696	682
NET INCOME	$2,041	$1,541	$2,118	$2,034	$1,964

Basic earnings per share	$0.55	$0.42	$0.58	$0.56	$0.54

Diluted earnings per share	$0.55	$0.42	$0.58	$0.56	$0.54

Book Value per share	$27.38	$26.30	$26.30	$26.14	$25.88

Return on average equity (annualized)	8.22%	6.17%	8.62%	8.49%	8.46%
Return on average assets (annualized)	1.15%	0.86%	1.18%	1.15%	1.13%

Net interest spread (fte)	3.80%	3.72%	3.78%	3.77%	3.77%
Net interest margin (fte)	3.94%	3.87%	3.92%	3.91%	3.91%

Allowance for loan losses to total loans	1.16%	1.17%	1.13%	1.12%	1.15%
Net charge-offs to average loans (annualized)	0.39%	0.16%	0.30%	0.43%	0.32%
Nonperforming loans to total loans	1.11%	1.12%	1.18%	1.49%	1.92%
Nonperforming assets to total assets	1.01%	1.31%	1.52%	1.65%	1.55%